UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2006

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 9, 2006, Orange 21 Inc. (the “Company”) entered into a Separation Agreement (the “Agreement”) with Grant Guenther, Vice President of Marketing.  Under the terms of the Agreement, the Company and Mr. Guenther have agreed to continue Mr. Guenther’s employment to February 15, 2006 (unless earlier terminated by the Company for cause), at which time Mr. Guenther’s employment will be terminated.  In return for executing a release of liability, he will receive three months of severance pay in the amount of $37,803 and may be offered a three-month consulting agreement with the Company pursuant to which he would be paid at the rate of $13,601 per month.  If the Company elects not to enter into a consulting agreement at that time, Mr. Guenther will receive six months of severance pay in the amount of $78,606 in lieu of the $37,803 severance payment.

A copy of the Agreement between the Company and Mr. Guenther is attached hereto as Exhibit 10.1.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Separation Agreement dated January 9, 2006 between Orange 21 Inc. and Grant Guenther.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 13, 2006	ORANGE 21 INC.

	By:	/s/ Michael Brower
Michael Brower
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Separation Agreement dated January 9, 2006 between Orange 21 Inc. and Grant Guenther.